EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2016-LC24 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as General Master Servicer on and after March 1, 2025, National Cooperative Bank, N.A., as NCB Master Servicer, LNR Partners, LLC, as Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, BellOak, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for The Shops at Crystals Mortgage Loan, KeyBank National Association, as Special Servicer for The Shops at Crystals Mortgage Loan, Trimont LLC, as Primary Servicer for the Pinnacle II Mortgage Loan Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Pinnacle II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Pinnacle II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pinnacle II Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Pinnacle II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Pinnacle II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hilton Garden Inn Athens Downtown Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Hilton Garden Inn Athens Downtown Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the Hilton Garden Inn Athens Downtown Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the Hilton Garden Inn Athens Downtown Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hilton Garden Inn Athens Downtown Mortgage Loan, Trimont LLC, as Primary Servicer for the Aspen at Norman Student Housing Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Aspen at Norman Student Housing Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aspen at Norman Student Housing Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Aspen at Norman Student Housing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aspen at Norman Student Housing Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aspen at Norman Student Housing Mortgage Loan, Trimont LLC, as Primary Servicer for the 1140 Avenue of the Americas Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 1140 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1140 Avenue of the Americas Mortgage Loan, BellOak, LLC, as Operating Advisor for the 1140 Avenue of the Americas Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1140 Avenue of the Americas Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1140 Avenue of the Americas Mortgage Loan.

Dated: March 16, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)